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Exhibit 23.4

Independent Auditors' Consent

        We consent to the incorporation by reference in this Registration Statement of American Spectrum Realty, Inc. on Form S-3 of our reports dated February 25, 2000 (relating to the financial statements and financial statement schedules of Sierra Pacific Pension Investors '84 for the year ended December 31, 1999 and Sierra Mira Mesa Partners for the years ended December 31, 1999 and 1998), both appearing in the Annual Report on Form 10-K of American Spectrum Realty, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Houston, Texas
November 4, 2002

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  Exhibit 23.4
Independent Auditors' Consent